 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	81-4424170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5204 Tennyson Parkway, Suite 500 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 528-2785

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC
Redeemable Warrants	KPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 15, 2021, Katapult Holdings, Inc., a Delaware corporation (the “Company”), as guarantor, Katapult SPV-1 LLC, a Delaware limited liability company, as borrower (the “Borrower”), and Katapult Group, Inc., a Delaware corporation (“Holdings”), as guarantor, entered into the Twelfth Amendment to that certain Loan and Security Agreement, dated May 14, 2019 (the “Twelfth Amendment” and such agreement, as previously amended as of June 14, 2019, November 8, 2019, November 20, 2019, December 16, 2019, April 3, 2020, April 29, 2020, May 6, 2020, September 28, 2020, December 4, 2020, January 13, 2021 and July 1, 2021, and further amended by Twelfth Amendment, the “Credit Agreement”), with Midtown Madison Management LLC, a Delaware limited liability company, as administrative, payment and collateral agent (the “Agent”), for itself and for various funds for Atalaya Capital Management (“Atalaya”), as lenders (collectively, the “Lenders”), which modified certain of the terms applicable to the Company’s revolving credit facility provided thereunder (as modified by the Twelfth Amendment, the “Revolving Credit Facility”).

The Twelfth Amendment modifies the original Credit Agreement to, among other things: (1) amend the TTM Adjusted EBITDA (as defined in the Credit Agreement) financial covenant to (a) ($15.0) million until (and including) June 30, 2023, (b) $0.00 during the period on and after July 1, 2023 and until (and including) December 31, 2023, and (c) $20.0 million for all times thereafter; (2) increase the minimum liquidity covenant to $50.0 million; (3) amend the definition of “Liquidity” to include Cash Equivalents (as defined in the Credit Agreement): and (4) amend the Total Advance Rate (as defined in the Credit Agreement) financial covenant to (A) change the percentage thresholds to (i) 140% until (and including) December 31, 2022, (ii) 130% during the period on and after January 1, 2023 and until (and including) December 31, 2023, and (iii) 120% for all times thereafter, and (B) allow for any compliance with the covenant to be cured by the Borrower on no more than two occasions by depositing cash into a deposit account controlled by Agent. The Twelfth Amendment does not modify applicable funding costs or the maturity date of the Revolving Credit Facility.

“We’re delighted by the continued support from our existing long-term lending partner to provide us financial flexibility as we continue to invest in growth initiatives to capitalize on the addressable market opportunity ahead of us,” said Karissa Cupito, CFO of Katapult.

This description of the Twelfth Amendment does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Twelfth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1
Twelfth Amendment to Loan and Security Agreement, dated as of December 15, 2021, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., and Midtown Madison Management LLC, as administrative, payment and collateral agent and lender, and the lenders party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	December 17, 2021	/s/ Karissa Cupito
		Name:	Karissa Cupito
		Title:	Chief Financial Officer